Exhibit 99.1

NEWS RELEASE	For Immediate Release

Contact: Joe Fazzino
860-263-4725
joe.fazzino@virtus.com

Virtus Investment Partners Reports 37% Improvement

In Operating Income for Second Quarter

•	Operating Income, As Adjusted, Improves by $2.2 Million

•	Positive Net Flows; Gross Inflows up 38%

•	Assets Under Management Grow 8% to $22.4 Billion

•	Executes Commitment Letters to Refinance Debt

Hartford, CT, August 13, 2009 – Virtus Investment Partners, Inc. (NASDAQ: VRTS), which operates a multi-manager asset management business, today reported financial results for the second quarter of 2009 that included sequential improvement in operating results and net positive asset flows, which contributed to an eight percent growth in assets under management to $22.4 billion from $20.8 billion at the end of the first quarter.

For the quarter ended June 30, 2009, Virtus reported an operating loss of $2.8 million and operating income, as adjusted, of $0.8 million. The operating loss was a $1.7 million or 37 percent improvement over the first quarter of 2009, and operating income, as adjusted, was a $2.2 million or 155 percent improvement over the first quarter. Revenue increased four percent and revenue, as adjusted, was up two percent from the first quarter.

The company had a net loss attributable to common stockholders of $3.1 million or $0.54 per share in the 2009 second quarter, a 54 percent improvement from $6.8 million or $1.18 per share loss in the first quarter of 2009 and an eight percent improvement from $3.4 million or $0.59 per share loss in the second quarter of 2008.

For the six months ended June 30, 2009 Virtus had an operating loss of $7.3 million and an operating loss, as adjusted, of $0.6 million on revenue of $53.4 million and revenue, as adjusted, of $39.1 million. The operating loss was a 60 percent improvement over the first half of 2008, while the operating loss, as adjusted, compares with operating income, as adjusted, of $4.2 million in the prior year period. Net loss attributable to common stockholders for the first six months of 2009 was $10.0 million, or $1.72 per share, an improvement of 21 percent over the comparable prior year period loss of $12.6 million or $2.18 per share.

-more-

Virtus Investment Partners, Inc.     2

In evaluating its performance, the company considers certain non-GAAP measures, including operating income, as adjusted, and revenue, as adjusted, that are described and reconciled to GAAP-reported amounts on page 11. These non-GAAP measures net the distribution and administration expenses against the related revenue and remove non-cash and other identified charges. In addition, non-GAAP measures exclude revenue, expenses, and earnings attributed to Goodwin Capital Advisors, a former subsidiary that remained with Virtus’ former parent when Virtus was spun off on December 31, 2008.

Financial Highlights (Unaudited)

(Dollars in thousands, except per share data or as noted)

	Three Months Ended			Three Months Ended		Six Months Ended
	6/30/2009	6/30/2008	Change	3/31/2009	Change	6/30/2009	6/30/2008	Change
Ending Assets Under Management (1) (in billions)	$22.4	$31.6	(29)%	$20.8	8%	$22.4	$31.6	(29)%
Average Assets Under Management (1) (in billions)	$21.9	$32.9	(33)%	$22.2	(1)%	$22.0	$35.6	(38)%
Gross Flows (1) (in millions)	$975.8	$980.8	(1)%	$707.8	38%	$1,683.6	$2,248.9	(25)%
Net Flows (1) (in millions)	$42.5	$(2,101.2)	102%	$(498.6)	109%	$(456.1)	$(6,411.4)	93%
Revenue	$27,181	$48,048	(43)%	$26,251	4%	$53,432	$98,581	(46)%
Revenue, as adjusted (2)	$19,732	$30,701	(36)%	$19,413	2%	$39,145	$63,869	(39)%
Operating loss	$(2,822)	$(4,741)	41%	$(4,471)	37%	$(7,293)	$(18,432)	60%
Operating income (loss), as adjusted (2)	$791	$1,932	(59)%	$(1,433)	155%	$(642)	$4,172	(115)%
Net loss attributable to common stockholders	$(3,148)	$(3,434)	8%	$(6,838)	54%	$(9,986)	$(12,608)	21%
Net loss per basic and diluted share	$(0.54)	$(0.59)	9%	$(1.18)	54%	$(1.72)	$(2.18)	21%

(1)	The assets and business of Goodwin Capital Advisers, a former subsidiary, are not included in Virtus’ results after December 31, 2008 and are excluded from these results for comparison purposes.

(2)	See “Schedule of Non-GAAP Information” on Page 11.

Management Discussion

“We are pleased that, in spite of markets that remained challenging and unpredictable, we were able to achieve positive results in both asset flows and operating income, as adjusted,” said George R. Aylward, president and chief executive officer. “The sequential improvements in assets and earnings resulted from our focus on growing the business even as we remain firmly committed to controlling operating costs.”

Aylward noted that the upturn in the financial markets from the lows in mid-March improved investor sentiment and increased investors’ willingness to invest. “The increase in long-term mutual fund assets during the quarter demonstrates Virtus has attractive products that investors want as they move back into the markets.”

The company continued its efforts to adjust its cost structure by making an additional three percent reduction to its workforce during the quarter, which is expected to result in $1.0 million in annualized savings. The company previously reduced staffing by 27 percent during 2008 and four percent in the first quarter of 2009.

Virtus Investment Partners, Inc.  |  100 Pearl Street  |  Hartford, CT 06103  |  www.virtus.com

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Revenue for the second quarter increased $0.9 million or four percent from the first quarter of 2009, and revenue, as adjusted, which excludes distribution and administration fees, increased $0.3 million or two percent. The improvement was primarily due to a $0.4 million increase in investment management fees, based on higher mutual fund assets, partially offset by lower fees on managed accounts, which are based on asset levels at the end of the prior quarter.

Operating expenses of $30.0 million in the second quarter of 2009 were $0.7 million or two percent lower than the previous quarter. For the first six months of 2009, operating expenses of $60.7 million were 48 percent less than the comparable period in 2008, which included Goodwin expenses of $8.4 million and intangible asset impairments of $10.5 million.

Operating expenses, as adjusted, which exclude distribution and administration expenses, restructuring and severance charges, and other non-cash charges, were $18.9 million in the second quarter, down $1.9 million or nine percent from the prior quarter. For the first six months of 2009, operating expenses, as adjusted, were $39.8 million, down $19.9 million or 33 percent from the comparable period in 2008.

Employment expenses decreased $1.2 million, or eight percent, from the first quarter due to the staffing reductions, which lowered base compensation by $0.7 million. The second quarter also had $0.9 million in lower payroll taxes compared with the first quarter, when annual incentive payments were made. These reductions were partially offset by higher non-cash, stock-based compensation of $0.4 million related to equity grants made during the quarter.

Other operating expenses, which include sales-related expenses such as travel and entertainment, promotional meetings, marketing, and printing, as well as costs associated with being a public company, were up two percent to $7.0 million in the second quarter from $6.8 million in the previous quarter. Operating expenses in the current quarter included $0.5 million of non-cash costs related to the equity portion of directors’ annual retainer.

Operating expenses for the first six months of 2009 were lower than the prior year period primarily driven by the company’s focus on improving its expense structure, including the previously disclosed staff reductions, partially offset by new public company expenses.

Assets Under Management

Assets under management at June 30, 2009 increased eight percent or $1.6 billion to $22.4 billion from $20.8 billion in the prior quarter. The growth came from market appreciation in all product lines as well as positive net flows in Virtus’ mutual fund and managed account businesses.

By comparison, average assets under management, which corresponds to the company’s fee-earning asset levels, decreased during the quarter by $0.3 billion as higher long-term mutual fund assets were offset by lower money market fund and managed account assets. Average fee-earning assets for separately managed accounts are based on the end of the prior quarter. Separately managed account assets at June 30, 2009, which will form the basis for third-quarter revenue, were up 11 percent from March 31.

Virtus Investment Partners, Inc.  |  100 Pearl Street  |  Hartford, CT 06103  |  www.virtus.com

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Gross product inflows in the second quarter were up 38 percent to $975.8 million, Virtus’ strongest sales quarter in a year. Net inflows for the quarter were $42.5 million, the best result in the past two years. For the first six months of 2009, Virtus had gross product inflows of $1.7 billion and net outflows of $456.1 million, compared with gross product inflows of $2.2 billion and net outflows of $6.4 billion for the first six months of 2008 (excluding Goodwin).

Long-term mutual fund sales for the second quarter of 2009 were $626.2 million, an increase of 37 percent from the first quarter, and net inflows of $125.7 million compared with net outflows of $200.4 million in the first quarter. For the first six months of 2009, long-term mutual fund sales were $1.1 billion, down from $1.4 billion in the comparable prior year period, but net outflows of $74.7 million were a 70 percent improvement from the prior year period.

Gross inflows for separately managed accounts improved by $65 million or 30 percent in the second quarter, and outflows decreased 26 percent from the prior quarter. Institutional product sales were up $32.8 million to $68.1 million for the second quarter, and net outflows improved to $85.8 million from $138.3 million in the prior quarter.

The company continued to enhance its product offerings by launching three new mutual funds and making manager changes at three funds, including:

•	Introduced the Virtus Mid-Cap Core Fund, managed by Kayne Anderson Rudnick Investment Management, utilizing a strategy available in managed accounts;

•

Expanded its international offerings with the Virtus Greater Asia ex-Japan Opportunities Fund and the Virtus Greater European Opportunities Fund, managed by Vontobel Asset Management, an unaffiliated subadviser;

•	SCM Advisors became the manager of the fixed income portions of the Virtus Balanced Fund and the Virtus Tactical Allocation Fund, previously managed by an unaffiliated subadviser; and

•	Earlier this year, the company launched the Virtus Global Real Estate Securities Fund, managed by Duff & Phelps Investment Management.

Liquidity and Capital Resources

At June 30, 2009 the company had $25.6 million of cash and cash equivalents and $22.9 million in working capital, compared with $26.8 million of cash and cash equivalents and $26.0 million in working capital as of March 31, 2009, and $22.2 million of cash and cash equivalents and $(3.3) million in working capital as of June 30, 2008. The decline in working capital from March 31, 2009 is primarily attributable to a $3.0 million increase in the current portion of the note payable in accordance with scheduled amortization of its note payable.

Virtus Investment Partners, Inc.  |  100 Pearl Street  |  Hartford, CT 06103  |  www.virtus.com

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In August, Virtus executed commitment letters with two financial institutions to provide a senior secured revolving credit facility intended to refinance its existing $18 million note payable. The commitment letters provide for up to $30.0 million in financing with an initial term of two years, for $18 million, and a variable interest rate benchmarked to standard market indices. The facility is subject to successful completion of the due diligence process, execution of satisfactory loan documentation, and other customary financial and closing conditions, and as a result, there can be no assurance that the facility will be consummated. The company currently anticipates closing the transaction in the third quarter.

About Virtus Investment Partners

Virtus Investment Partners (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. The company provides investment management products and services through its affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process and individual brand. Virtus Investment Partners offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs. Additional information can be found at www.virtus.com.

Forward-Looking Information

This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “plan,” “intend,” “believe,” “anticipate,” “may,” “should,” or similar statements or variations of such terms.

Our forward-looking statements are based on a series of expectations, assumptions and projections about our company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our assets under management, cash inflows and outflows, operating cash flows, expected cost savings, and future credit facilities, for all forward periods. All of our forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.

Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including the following risks and uncertainties: (a) the effects of recent adverse market and economic developments on all aspects of our business; (b) the poor performance of the securities markets; (c) the poor relative investment performance of some of our asset management strategies and the resulting outflows in our assets under management; (d) any lack of availability of additional financing on satisfactory terms or at all; (e) the satisfaction of all financial and other closing conditions and the consummation and completion of the commitment for a new secured revolving credit facility; (f) any inadequate performance of third-party relationships; (g) the withdrawal of assets from under our management; (h) the impact of our separation from our former parent; (i) our ability to attract and retain key personnel in a competitive environment;

Virtus Investment Partners, Inc.  |  100 Pearl Street  |  Hartford, CT 06103  |  www.virtus.com

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(j) the ability of independent trustees of our mutual funds and closed-end funds, intermediary program sponsors, managed account clients and institutional asset management clients to terminate their relationships with us; (k) the possibility that our goodwill or intangible assets could become further impaired, requiring a charge to earnings; (l) the strong competition we face in our business from mutual fund companies, banks and asset management firms, most of which are larger than we are; (m) potential adverse regulatory and legal developments; (n) the difficulty of detecting misconduct by our employees, sub-advisors and distribution partners; (o) changes in accounting standards; (p) the ability to satisfy the financial covenants under our note payable or other future credit facilities; and (q) certain other risks and uncertainties described in our 2008 Annual Report on Form 10-K or in any of our filings with the Securities and Exchange Commission (“SEC”).

Certain other factors which may impact our continuing operations, prospects, financial results and liquidity or which may cause actual results to differ from such forward-looking statements are discussed or included in the company’s periodic reports filed with the SEC and are available on the our website at http://www.virtus.com under “Investor Relations”. You are urged to carefully consider all such factors.

The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.

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Virtus Investment Partners, Inc.  |  100 Pearl Street  |  Hartford, CT 06103  |  www.virtus.com

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Financial Highlights (Unaudited)

(Dollars in thousands, except per share data or as noted)

	Three Months Ended			Three Months Ended		Six Months Ended
	6/30/2009	6/30/2008	Change	3/31/2009	Change	6/30/2009	6/30/2008	Change
Average Assets Under Management (1) (in billions)	$21.9	$32.9	(33)%	$22.2	(1)%	$22.0	$35.6	(38)%
Ending Assets Under Management (2) (in billions)	$22.4	$31.6	(29)%	$20.8	8%	$22.4	$31.6	(29)%
Revenue	$27,181	$48,048	(43)%	$26,251	4%	$53,432	$98,581	(46)%
Revenue, as adjusted	$19,732	$30,701	(36)%	$19,413	2%	$39,145	$63,869	(39)%
Operating expenses	$30,003	$52,789	(43)%	$30,722	(2)%	$60,725	$117,013	(48)%
Operating expenses, as adjusted (3)	$18,941	$28,769	(34)%	$20,846	(9)%	$39,787	$59,697	(33)%
Operating loss	$(2,822)	$(4,741)	41%	$(4,471)	37%	$(7,293)	$(18,432)	60%
Operating income (loss), as adjusted (3)	$791	$1,932	(59)%	$(1,433)	155%	$(642)	$4,172	(115)%
Operating margin	(10)%	(10)%		(17)%		(14)%	(19)%
Operating margin, as adjusted (3)	4%	6%		(7)%		(2)%	7%
Net loss available to common stockholders	$(3,148)	$(3,434)	8%	$(6,838)	54%	$(9,986)	$(12,608)	21%
Avg. shares outstanding - basic and diluted (in thousands)	5,811	5,772	1%	5,790	0%	5,790	5,772	0%
Net loss per basic and diluted share	$(0.54)	$(0.59)	9%	$(1.18)	54%	$(1.72)	$(2.18)	21%

	As of			As of
	6/30/2009	6/30/2008	Change	3/31/2009	Change
Cash and cash equivalents	$25,589	$22,188	15%	$26,799	(5)%
Marketable securities	$7,233	$12,869	(44)%	$5,699	27%
Current portion of long term note payable	$10,000	$12,000	(17)%	$7,000	43%
Long-term note payable	$8,000	$24,019	(67)%	$12,000	(33)%
Convertible preferred shares	$46,800	$—	N/M	$46,060	2%
Stockholders’ equity	$28,388	$612,306	(95)%	$30,229	(6)%
Working capital (4)	$22,850	$(3,324)	N/M	$25,995	(12)%

N/M - Not Meaningful

(1)	The assets and business of Goodwin Capital Advisers, a former subsidiary, are not included in Virtus’ results after Dec. 31, 2008. Average AUM, including Goodwin, was $47.6 and $50.5 billion for the three and six months ended June 30, 2008.

(2)	Ending AUM, including Goodwin, was $46.1 billion as of June 30, 2008.

(3)	See Non-GAAP Information on Page 11.

(4)	Working capital is defined as current assets less current liabilities.

Virtus Investment Partners, Inc.  |  100 Pearl Street  |  Hartford, CT 06103  |  www.virtus.com

Virtus Investment Partners, Inc.     8

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Three Months Ended			Three Months Ended		Six Months Ended
	6/30/2009	6/30/2008*	Change	3/31/2009	Change	6/30/2009	6/30/2008*	Change
Revenues
Investment management fees	$18,188	$33,992	(46)%	$17,790	2%	$35,978	$69,950	(49)%
Distribution and service fees	5,653	7,963	(29)%	5,267	7%	10,920	16,472	(34)%
Administration and transfer agent fees	2,982	5,526	(46)%	2,867	4%	5,849	10,755	(46)%
Other income and fees	358	567	(37)%	327	9%	685	1,404	(51)%

Total revenues	27,181	48,048	(43)%	26,251	4%	53,432	98,581	(46)%

Operating Expenses
Employment expenses	13,167	20,944	(37)%	14,346	(8)%	27,513	43,982	(37)%
Distribution and administration expenses	7,449	11,555	(36)%	6,838	9%	14,287	22,927	(38)%
Other operating expenses	6,977	11,928	(42)%	6,833	2%	13,810	23,608	(42)%
Restructuring and severance	193	667	(71)%	437	(56)%	630	667	(6)%
Intangible asset impairment	—	—	—	—	—	—	10,452	(100)%
Depreciation and other amortization	375	177	112%	368	2%	743	349	113%
Amortization of intangible assets	1,842	7,518	(76)%	1,900	(3)%	3,742	15,028	(75)%

Total operating expenses	30,003	52,789	(43)%	30,722	(2)%	60,725	117,013	(48)%

Operating Loss	(2,822)	(4,741)	41%	(4,471)	37%	(7,293)	(18,432)	60%

Other Income (Expense)
Realized and unrealized depreciation on trading securities	1,268	(646)	296%	(861)	247%	407	(1,488)	127%
Other income	1	588	(100)%	4	(75)%	5	605	(99)%

Total other expense, net	1,269	(58)	2288%	(857)	248%	412	(883)	147%

Interest (Expense) Income
Interest expense	(662)	(666)	1%	(430)	(54)%	(1,092)	(1,408)	22%
Interest income	114	202	(44)%	103	11%	217	529	(59)%

Total interest income expense, net	(548)	(464)	(18)%	(327)	(68)%	(875)	(879)	0%

Loss Before Income Taxes	(2,101)	(5,263)	60%	(5,655)	63%	(7,756)	(20,194)	62%
Income tax expense (benefit)	147	(1,829)	108%	123	20%	270	(7,586)	104%

Net Loss	(2,248)	(3,434)	35%	(5,778)	61%	(8,026)	(12,608)	36%
Preferred stockholder dividends	(900)	—	N/M	(1,060)	15%	(1,960)	—	N/M

Net Loss Attributable to Common Stockholders	$(3,148)	$(3,434)	8%	$(6,838)	54%	$(9,986)	$(12,608)	21%

Weighted Average Shares Outstanding (in thousands)	5,811	5,772		5,790		5,800	5,772

Loss Per Share - Basic and Diluted	$(0.54)	$(0.59)		$(1.18)		$(1.72)	$(2.18)

N/M - Not Meaningful

*	GAAP-reported amounts for the 2008 periods include revenue, expenses and earnings attributed to Goodwin Capital Advisors.

Virtus Investment Partners, Inc.  |  100 Pearl Street  |  Hartford, CT 06103  |  www.virtus.com

Virtus Investment Partners, Inc.     9

Assets Under Management - Product and Asset Class

(Dollars in millions)

	Three Months Ended
	Jun 30, 2009	Mar 31, 2009	Dec 31, 2008	Sep 30, 2008	Jun 30, 2008
By product (period end):
Mutual Funds - Long-term	$10,963.3	$9,658.1	$10,744.3	$13,370.7	$14,785.2
Mutual Funds - Money Market	3,995.2	4,293.2	4,654.0	4,389.9	6,465.0
Separately Managed Accounts	3,041.3	2,731.9	3,074.3	3,774.8	4,328.7
Institutional Products (1)	4,440.4	4,122.5	4,163.8	5,445.1	6,012.9

Total	$22,440.2	$20,805.7	$22,636.4	$26,980.5	$31,591.8

By product (average) (2)
Mutual Funds - Long-term	$10,717.5	$10,319.1	$11,393.6	$14,677.9	$15,604.4
Mutual Funds - Money Market	4,178.4	4,611.7	4,447.7	5,959.0	5,860.4
Separately Managed Accounts	2,731.9	3,074.3	3,774.8	4,328.7	4,624.7
Institutional Products (3)	4,281.5	4,236.1	4,775.0	5,886.3	6,799.7

Total	$21,909.3	$22,241.2	$24,391.1	$30,851.9	$32,889.2

By asset class (period end):
Equity	$9,668.5	$8,347.3	$9,825.0	$12,619.0	$14,165.0
Fixed Income (1)	8,776.5	8,165.2	8,157.4	9,971.6	10,961.8
Money Market	3,995.2	4,293.2	4,654.0	4,389.9	6,465.0

Total	$22,440.2	$20,805.7	$22,636.4	$26,980.5	$31,591.8

Assets Under Management - Average Net Management Fees Earned (4)
(In basis points)

	Three Months Ended
	Jun 30, 2009	Mar 31, 2009	Dec 31, 2008	Sep 30, 2008	Jun 30, 2008
Mutual Funds - Long-term (5)	43	42	48	48	48
Mutual Funds - Money Market (5)	5	5	5	6	5
Separately Managed Accounts	49	46	47	46	47
Institutional Products (6)	27	27	26	32	31
All Products	33	32	36	37	37

(1)	Excludes assets managed by Goodwin of $13,950.9, $14,161.5 and $14,358.9, comprising $12,373.9, $12,452.4 and $12,544.8 of Phoenix assets and $1,577.0, $1,709.1 and $1,814.1 of Institutional and Structured Finance products at December 31, 2008, September 30, 2008 and June 30, 2008, respectively.

(2)	Averages are calculated as follows:

•	Mutual Funds - average daily balances

•	Separately Managed Accounts - prior quarter ending balance (on which the current quarter’s fees are earned)

•	Institutional Products - average of month-end balances in quarter

(3)	Excludes average assets managed by Goodwin of $14,002.1, $14,473.1 and $14,689.4, comprising $12,407.7, $12,715.6 and $12,815.4 of Phoenix assets and $1,594.4, $1,757.5 and $1,874.0 of Institutional and Structured Finance products for the three-month periods ending December 31, 2008, September 30, 2008 and June 30, 2008, respectively.

(4)	Average fees earned is calculated as revenue earned by product divided by average product assets, as described in note (2).

(5)	Average fees earned for money market and long-term mutual funds are net of sub-advisory fees.

(6)	Includes structured finance products.

Virtus Investment Partners, Inc.  |  100 Pearl Street  |  Hartford, CT 06103  |  www.virtus.com

Virtus Investment Partners, Inc.     10

Assets Under Management - Asset Flows by Product

(Dollars in millions)

	Three Months Ended					Six Months Ended
	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008	6/30/2009	6/30/2008
Retail Products
Mutual Funds - Long-term
Beginning balance	$9,658.1	$10,744.3	$13,370.7	$14,785.2	$14,882.5	$10,744.3	$16,127.4
Inflows	626.2	456.0	475.6	679.8	686.9	1,082.2	1,369.6
Outflows	(500.5)	(656.4)	(1,044.6)	(820.1)	(721.3)	(1,156.9)	(1,621.8)

Net flows	125.7	(200.4)	(569.0)	(140.3)	(34.4)	(74.7)	(252.2)
Market appreciation (depreciation)	1,122.5	(789.0)	(2,076.2)	(1,268.4)	(22.9)	333.5	(1,022.5)
Acquisitions (dispositions) / Other	57.0	(96.8)	18.8	(5.8)	(40.0)	(39.8)	(67.5)

Ending balance	$10,963.3	$9,658.1	$10,744.3	$13,370.7	$14,785.2	$10,963.3	$14,785.2

Mutual Funds - Money Market
Beginning balance	$4,293.2	$4,654.0	$4,389.9	$6,465.0	$5,176.3	$4,654.0	$6,203.6
Change in cash management products	(298.0)	(360.8)	264.1	(2,075.1)	1,288.7	(658.8)	261.4

Ending balance	$3,995.2	$4,293.2	$4,654.0	$4,389.9	$6,465.0	$3,995.2	$6,465.0

Separately Managed Accounts
Beginning balance	$2,731.9	$3,074.3	$3,774.8	$4,328.7	$4,624.7	$3,074.3	$5,447.7
Inflows	281.5	216.5	301.8	184.3	235.1	498.0	514.0
Outflows	(278.9)	(376.4)	(490.6)	(315.5)	(487.8)	(655.3)	(1,073.4)

Net flows	2.6	(159.9)	(188.8)	(131.2)	(252.7)	(157.3)	(559.4)
Market appreciation (depreciation)	306.8	(182.5)	(511.7)	(95.4)	(43.3)	124.3	(559.6)
Acquisitions (dispositions) / Other	—	—	—	(327.3)	—	—	—

Ending balance	$3,041.3	$2,731.9	$3,074.3	$3,774.8	$4,328.7	$3,041.3	$4,328.7

Institutional Products
Beginning balance	$3,403.3	$3,415.2	$4,370.4	$4,841.8	$5,523.5	$3,415.2	$9,313.7
Inflows	68.1	35.3	51.5	64.0	57.6	103.4	364.1
Outflows	(153.9)	(173.6)	(478.0)	(411.2)	(715.4)	(327.5)	(4,807.6)

Net flows	(85.8)	(138.3)	(426.5)	(347.2)	(657.8)	(224.1)	(4,443.5)
Market appreciation (depreciation)	211.3	(178.2)	(321.9)	(57.6)	(60.6)	33.1	(124.7)
Change in cash management products	125.0	22.4	(219.8)	(66.6)	36.7	147.4	96.3
Acquisitions (dispositions) / Other	8.5	282.2	13.0	—	—	290.7	—

Ending balance	$3,662.3	$3,403.3	$3,415.2	$4,370.4	$4,841.8	$3,662.3	$4,841.8

Structured Finance Products
Beginning balance	$719.2	$748.6	$1,074.7	$1,171.1	$2,378.5	$748.6	$3,324.3
Inflows	—	—	0.6	—	1.2	—	1.2
Outflows	—	—	(16.4)	(21.0)	(1,157.5)	—	(1,157.5)

Net flows	—	—	(15.8)	(21.0)	(1,156.3)	—	(1,156.3)
Market appreciation (depreciation)	58.9	(29.4)	(310.3)	(75.4)	(51.1)	29.5	(996.9)
Acquisitions (dispositions) / Other	—	—	—		—	—	—

Ending balance	$778.1	$719.2	$748.6	$1,074.7	$1,171.1	$778.1	$1,171.1

Total
Beginning balance	$20,805.7	$22,636.4	$26,980.5	$31,591.8	$32,585.5	$22,636.4	$40,416.7
Inflows	975.8	707.8	829.5	928.1	980.8	1,683.6	2,248.9
Outflows	(933.3)	(1,206.4)	(2,029.6)	(1,567.8)	(3,082.0)	(2,139.7)	(8,660.3)

Net flows	42.5	(498.6)	(1,200.1)	(639.7)	(2,101.2)	(456.1)	(6,411.4)
Market appreciation (depreciation)	1,699.5	(1,179.1)	(3,220.1)	(1,496.8)	(177.9)	520.4	(2,703.7)
Change in cash management products	(173.0)	(338.4)	44.3	(2,141.7)	1,325.4	(511.4)	357.7
Acquisitions (dispositions) / Other	65.5	185.4	31.8	(333.1)	(40.0)	250.9	(67.5)

Ending balance (1)	$22,440.2	$20,805.7	$22,636.4	$26,980.5	$31,591.8	$22,440.2	$31,591.8

(1)	Excludes assets managed by Goodwin of $13,950.9, $14,161.5 and $14,358.9, comprising $12,373.9, $12,452.4 and $12,544.8 of Phoenix assets and $1,577.0, $1,709.1 and $1,814.1 of Institutional and Structured Finance products at December 31, 2008, September 30, 2008 and June 30, 2008, respectively.

Virtus Investment Partners, Inc.  |  100 Pearl Street  |  Hartford, CT 06103  |  www.virtus.com

Virtus Investment Partners, Inc.     11

Schedule of Non-GAAP Information

(Dollars in thousands)

The company reports its financial results on a Generally Accepted Accounting Principles (GAAP) basis; however management believes that evaluating the company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and considers them to be additional metrics for both management and investors to evaluate the company’s financial performance over time, as noted in the footnotes below. Management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial results prepared in accordance with GAAP.

Reconciliation of Revenues, Operating Expenses and Operating Income on a GAAP Basis to Revenues, Operating Expenses and Operating Income, as Adjusted

	Three Months Ended			Six Months Ended
	June 30, 2009	June 30, 2008	March 31, 2009	June 30, 2009	June 30, 2008
Revenues, GAAP basis	$27,181	$48,048	$26,251	$53,432	$98,581
Less:
Goodwin revenues	—	5,792	—	—	11,785
Distribution and administration expenses	7,449	11,555	6,838	14,287	22,927

Revenues, as adjusted (1)	19,732	30,701	19,413	39,145	63,869

Operating Expenses, GAAP Basis	30,003	52,789	30,722	60,725	117,013
Less:
Goodwin expenses	—	4,187	—	—	8,426
Distribution and administration expenses	7,449	11,555	6,838	14,287	22,927
Depreciation and amortization (2)	2,217	7,029	2,268	4,485	14,045
Impairment charges	—	—	—	—	10,452
Stock-based compensation (3)	1,203	582	333	1,536	799
Restructuring and severance charges	193	667	437	630	667

Operating Expenses, as adjusted (4)	18,941	28,769	20,846	39,787	59,697

Operating Income (Loss), as adjusted (5)	791	1,932	(1,433)	(642)	4,172

Operating margin, GAAP basis	(10)%	(10)%	(17)%	(14)%	(19)%
Operating margin, as adjusted (4)	4%	6%	(7)%	(2)%	7%

(1)	Revenues, as adjusted is a non-GAAP financial measure calculated by deducting distribution and administration expenses from GAAP revenues. Management believes Revenues, as adjusted provides useful information to investors because distribution and administrative expenses are costs that are generally passed directly through to external parties. Goodwin’s results are excluded from 2008 periods to aid in comparability between 2008 and 2009 results since Goodwin is no longer part of Virtus’ operations, effective December 31, 2008.

(2)	Excludes Goodwin-related expenses of $666 and $1,330 for the three- and six-month periods ended June 30, 2008.

(3)	Excludes Goodwin-related expenses of $276 and $541 for the three- and six-month periods ended June 30, 2008.

(4)	Operating expenses, as adjusted is a non-GAAP financial measure that management believes provides investors with useful information because of the nature of the specific excluded operating expenses. Specifically, management adds back amortization and impairments attributable to acquisition related intangible assets as this is useful to an investor to measure our operating results with the results of other asset management firms that have not engaged in significant acquisitions. In addition, we add back restructuring and severance charges as we believe that operating expenses exclusive of these costs will aid comparability of the information to prior reporting periods. We believe that because of the variety of equity awards used by companies and the varying methodologies for determining stock-based compensation expense, excluding stock-based compensation enhances the ability of management and investors to compare financial results over periods. Distribution and administrative expenses are excluded for the reason set forth above. Goodwin’s results are excluded from 2008 periods to aid in comparability between 2008 and 2009 results since Goodwin is no longer part of Virtus’ operations, effective December 31, 2008.

(5)	Operating income (loss), as adjusted, and operating margin, as adjusted, are calculated using the basis of revenues used for operating margin, as adjusted and expenses used for operating margin, as adjusted as described above. These measures should not be considered as substitutes for any measures derived in accordance with GAAP and may not be comparable to similarly titled measures of other companies.

Virtus Investment Partners, Inc.  |  100 Pearl Street  |  Hartford, CT 06103  |  www.virtus.com